Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT


         Parent                    Subsidiary                 Ownership           Organization
- ----------------------------------------------------------------------------------------------

Washington Bancorp    Washington Federal Savings Bank            100%                Federal


Washington Federal    Washington Financial Services, Inc.        100%                 Iowa
  Savings Bank




The financial statements of the Registrant are consolidated with those of its subsidiaries.
